UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 Par Value	PFIN	NASDAQ

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to Items 2.01 and 2.03 which are hereby incorporated herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 25, 2019 (the “Closing Date”), DaVinci Purchase Corp. (the “Buyer”), a Delaware corporation and wholly owned subsidiary of Hy-Tech Machine, Inc. (“Hy-Tech”), an indirect wholly owned subsidiary of P&F Industries, Inc. (the “Company”), Blaz-Man Gear, Inc., an Illinois corporation (“Blaz-Man”) and Edward Blaszynski, the sole shareholder of Blaz-Man (the “Blaz-Man Shareholder”), entered into an Asset Purchase Agreement (the “Blaz-Man Purchase Agreement”), pursuant to which, among other things, Buyer acquired (the “Blaz-Man Acquisition”) substantially all of the operating assets of Blaz-Man, more particularly described below and in the Blaz-Man Purchase Agreement. Also on the Closing Date, Buyer, Gear Products & Manufacturing, Inc., an Illinois corporation (“Gear Products”, and together with “Blaz-Man, the “Sellers”) and Paul Michaud and Edward Blaszynski, the shareholders of Gear Products (the “Gear Products Shareholders”, and together with the Blaz-Man Shareholder, the “Shareholders”), entered into an Asset Purchase Agreement (the “Gear Products Purchase Agreement”, and together with the Blaz-Man Purchase Agreement, the “Purchase Agreements”), pursuant to which, among other things, Buyer acquired (the “Gear Products Acquisition”, and together with the Blaz-Man Acquisition, the “Acquisitions”) substantially all of the operating assets of Gear Products, more particularly described below and in the Gear Products Purchase Agreement.

The Acquisitions were effective as of 12:01 a.m. on the Closing Date. A copy of the Blaz-Man Purchase Agreement is filed as Exhibit 2.1 hereto, and a copy of the Gear Products Purchase Agreement is filed as Exhibit 2.2 hereto, and both Exhibits are incorporated herein by reference. Contemporaneously, the parties executed and delivered the Purchase Agreements, and certain other closing documents including restrictive covenant agreements binding on the Sellers and the Shareholders, and consummated the transactions contemplated thereby.

Pursuant to the Purchase Agreements, the aggregate purchase price (the “Aggregate Purchase Price”) for the assets acquired in the Acquisitions were approximately $3,500,000 (with a purchase price of approximately $2,500,000 with respect to the Blaz-Man Acquisition, and a purchase price of approximately $1,000,000 with respect to the Gear Products Acquisition), in addition to the assumption of certain payables and contractual obligations as set forth in the respective Purchase Agreements. The Purchase Agreements contain customary representations, warranties and covenants. Pursuant to the Purchase Agreements, the Sellers may be entitled to additional contingent consideration based upon the sale of certain categories of acquired inventory during the two-year period following the Closing Date as set forth in the respective Purchase Agreements. The Aggregate Purchase Price was paid on behalf of Buyer to the Sellers from availability under the revolver loan pursuant to Loan Agreement, as amended (defined below), less certain amounts escrowed pursuant to the terms of the Purchase Agreements.

The foregoing descriptions of the Acquisitions and the Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreements attached as Exhibits hereto.

The Purchase Agreements and the above descriptions thereof have been included to provide investors and security holders with information regarding the terms of the Purchase Agreements, and are not intended to provide any other factual information about the Company or any of the parties to the Purchase Agreements or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Purchase Agreements were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Purchase Agreements as characterizations of the actual state of facts or condition of the Company or any of the parties to the Purchase Agreements or any of their respective subsidiaries, affiliates or businesses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Also effective as of the Closing Date, the Company, its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”) and Hy-Tech (together with the Company and Florida Pneumatic, collectively, “Borrowers”) and the Registrant’s subsidiaries Jiffy Air Tool, Inc. (“Jiffy”), ATSCO Holdings Corp. (“ATSCO”), Bonanza Properties Corp. (“Properties”), Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Exhaust Technologies, Inc. (“Exhaust”) and Buyer (together with Jiffy, ATSCO, Properties, Continental Tool, Countrywide, Embassy and Exhaust, collectively, “Guarantors”) entered into Consent, Joinder and Amendment No. 8 to Second Amended and Restated Loan and Security Agreement (the “Amendment”), with Capital One, National Association, as agent (the “Agent”) for the lenders (the “Lenders”) from time to time party to the Loan Agreement (as defined below). The Amendment amended the Second Amended and Restated Loan and Security Agreement, dated as of April 5, 2017, as amended from time to time (the “Loan Agreement”), among the Borrowers, the Guarantors, the Agent and the Lenders.

The Amendment, among other things, provides a consent by the Lenders to the consummation of the Acquisitions, including the joinder of the Buyer as a Guarantor under the Loan Agreement, and modifies the Loan Agreement by revising and adding certain defined terms and revising certain covenants, in each case as set forth in the Amendment. Such modifications include, but are not limited to, (1) the suspension of the requirement to be in compliance with the covenant relating to a Fixed Charge Coverage Ratio unless a Default or Event of Default occurs, or Availability is less than 17.5% of the aggregate amount of the Revolver Commitments at any time (as such terms are defined in the Loan Agreement) and (2) permission for the Borrowers to engage in any Specified Distribution in the form of the redemption or repurchase of Equity Interests of the Company or Distributions to the holders of Equity Interests of the Company, provided that no Default or Event of Default has occurred and either (a) Availability (after giving pro forma effect to such Specified Distribution) shall be not less than 25% of the Revolver Commitments, or (b) Availability (after giving pro forma effect to such Specified Distribution) shall be not less than 17.5% of the Revolver Commitments, and the Fixed Charge Coverage Ratio shall be equal to or greater than 1.10 to 1.00 (as such terms are defined in the Loan Agreement).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached as Exhibit 10.1 hereto.

The Amendment and the above description thereof, have been included to provide investors and security holders with information regarding the terms of the Amendment, and are not intended to provide any other factual information about the Company or any of the parties to the Amendment or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Amendment were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Amendment as characterizations of the actual state of facts or condition of the Company or any of the parties to the Loan Agreement or any of their respective subsidiaries, affiliates or businesses.

Item 8.01. Other Items

On October 25, 2019, the Company issued a press release (the “Press Release”) announcing the Acquisitions. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Asset Purchase Agreement, dated as of October 25, 2019, by and among Buyer, Blaz-Man and the Blaz-Man Shareholder.

2.2	Asset Purchase Agreement, dated as of October 25, 2019, by and among Buyer, Gear Products and the Gear Products Shareholders.

10.1	Consent, Joinder and Amendment No. 8 to Second Amended and Restated Loan and Security Agreement, dated as of October 25, 2019, by and among the Borrowers, Guarantors, Lender and Agent.

99.1	Press Release, dated October 25, 2019, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: October 31, 2019

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer